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                                                            Exhibit 99.(a)(viii)

                        LEGG MASON INVESTORS TRUST, INC.

                             ARTICLES SUPPLEMENTARY

       Legg Mason Investors Trust, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST:     On May 13, 2004, the Board of Directors of Legg Mason
Investors Trust, Inc. ("Board"), a Maryland Corporation ("Corporation") organized on May 5, 1993, under authority contained in the Corporation's Articles of Incorporation, as amended and supplemented ("Charter"), has reclassified all "Legg Mason Financial Services Fund - Financial Intermediary Class Shares" as "Legg Mason Financial Services Fund - Class A Shares" pursuant to Section 2-105(c) of the Maryland General Corporation Law.

       The reclassified shares shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of Class A shares of the Corporation, as set forth in Article SIXTH of the Charter or in any other provisions of the Charter generally relating to stock of the Corporation.

       The par value of shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share and the aggregate par value of all the authorized shares remains one million nine hundred thousand (1,900,000) dollars.

       SECOND: Immediately before filing these Articles Supplementary, the Corporation had authority to issue one billion nine hundred million (1,900,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million nine hundred thousand (1,900,000) dollars. These shares were classified as follows:

DESIGNATION                                 NUMBER OF SHARES
-----------                                 ----------------
Legg Mason American Leading                 250,000,000 Primary Class Shares
   Companies Trust                          250,000,000 Institutional Class Shares
                                            100,000,000 Financial Intermediary Class Shares

Legg Mason Balanced Trust                   375,000,000 Primary Class Shares
                                            125,000,000 Institutional Class Shares
                                            125,000,000 Financial Intermediary Class Shares

Legg Mason Financial Services Fund          125,000,000 Class A Shares
                                            125,000,000 Primary Class Shares
                                            125,000,000 Institutional Class Shares
                                            100,000,000 Financial Intermediary Class Shares

Legg Mason U.S. Small Capitalization        50,000,000 Primary Class Shares
   Value Trust                              50,000,000 Institutional Class Shares
                                            100,000,000 Financial Intermediary Class Shares

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       THIRD:     Immediately after filing these Articles Supplementary, the
Corporation shall continue to have authority to issue one billion nine hundred million (1,900,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million nine hundred thousand (1,900,000) dollars. These shares are classified as follows:

DESIGNATION                                 NUMBER OF SHARES
-----------                                 ----------------
Legg Mason American Leading                 250,000,000 Primary Class Shares
   Companies Trust                          250,000,000 Institutional Class Shares
                                            100,000,000 Financial Intermediary Class Shares

Legg Mason Balanced Trust                   375,000,000 Primary Class Shares
                                            125,000,000 Institutional Class Shares
                                            125,000,000 Financial Intermediary Class Shares

Legg Mason Financial Services Fund          225,000,000 Class A Shares
                                            125,000,000 Primary Class Shares
                                            125,000,000 Institutional Class Shares

Legg Mason U.S. Small Capitalization        50,000,000 Primary Class Shares
   Value Trust                              50,000,000 Institutional Class Shares
                                            100,000,000 Financial Intermediary Class Shares

       FOURTH:    The foregoing amendments were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-105(c) of the Maryland General Corporation Law to be made without action by the stockholders or matters reserved by the Corporation's Charter to the Board of Directors.

       FIFTH:     The Corporation is registered as an open-end investment
company under the Investment Company Act of 1940.

       SIXTH:     The undersigned Vice President and Treasurer of the
Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Treasurer acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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       IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be executed under seal in its name and on its behalf by its Vice President and Treasurer and attested to by its Assistant Secretary on July 8, 2004.

ATTEST:                                     LEGG MASON INVESTORS TRUST, INC.


By:                                         By:
      -------------------------                   -------------------------
      Richard Wachterman                          Marie K. Karpinski
      Assistant Secretary                         Vice President and Treasurer

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